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Principal Only Performance Calculation
--------------------------------------
T     = Average Annual Total Return
P     = A hypothetical initial investment of $1,000
n     = number of years
ERV   = Ending Redeemable Value of a hypothetical $1,000 investment made at the beginning of a 1, 5, 10 year period at the end of a 1, 5, 10 year (or fractional portion thereof), assuming reinvestment of all dividends and distributions where,


T     = (  ERV-P   )'pp'1/n
        -----------
             P

Cohen & Steers Realty Shares, Inc.
----------------------------------
Year ended December 31, 1997
T     = ($1,212-$1,000)/$1,000
T     =      0.212 or 21.2%

Five Years ended December 31, 1997

T     = (($2,399-$1,000)/$1,000)'pp'1/5

T     =      0.1912 or 19.1%

Inception to December 31, 1997

T     = (($3,115-$1,000)/$1,000)'pp'1/6.5

T     =      0.1910 or 19.1%



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